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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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       Date of report (Date of earliest event reported): October 25, 2001


                             HELLER FINANCIAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

               1-6157                                   36-1208070
      (Commission File Number)             (I.R.S. Employer Identification No.)

            500 West Monroe Street
               Chicago, Illinois                            60631
   (Address of Principal Executive Offices)              (Zip Code)

                                  312-441-7000
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


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Item 1.  Changes in Control of Registrant.

                  On October 25, 2001, Hawk Acquisition Corp. ("Hawk"), a wholly-owned subsidiary of General Electric Capital Corporation ("GE Capital"), merged with and into Heller Financial, Inc. ("Heller" or the "Company"), with Heller continuing as the surviving corporation (the "Merger"), pursuant to an Agreement and Plan of Merger, dated as of July 30, 2001, by and among GE Capital, Hawk and Heller (the "Merger Agreement").

                  Pursuant to the terms of the Merger Agreement, Hawk commenced an offer to purchase all of the issued and outstanding shares of the Company's Class A common stock, par value $0.25 per share (the "Class A Shares"), and Class B common stock, par value $0.25 per share (the "Class B Shares" and, together with the Class A Shares, the "Shares"), at a purchase price of $53.75 per Share, net to the seller in cash, without interest thereon (the "Offer Price"), on the terms and subject to the conditions set forth in the Offer to Purchase, dated August 3, 2001, and in the related Letter of Transmittal (which, as amended or supplemented from time to time, collectively constitute the "Offer"). The Offer was completed on October 24, 2001. Based on information provided by Mellon Investor Services LLC, the depositary for the Offer (the "Depositary"), (i) 45,590,333 Class A Shares (excluding shares subject to guarantee of delivery or receipt of additional documentation) representing approximately 97% of the outstanding Class A Shares, and (ii) 51,050,000 Class B Shares, representing 100% of the outstanding Class B Shares, were validly tendered pursuant to the Offer. Hawk accepted for payment and notified the Depositary to promptly pay for the tendered and accepted Shares (other than those subject to guarantee of delivery or receipt of additional documentation), in accordance with the terms and subject to the conditions set forth in the Offer documents. Pursuant to the Merger Agreement, the Merger was effected after the consummation of the Offer. At the effective time of the Merger, each outstanding Share not tendered in the Offer (with limited exceptions) was canceled and converted automatically into the right to receive an amount equal to the Offer Price and the Company became a wholly-owned subsidiary of GE Capital.

Item 5.  Other Events.

                  The Company has issued and outstanding Mandatory Enhanced Dividends Securities Units (each a "MEDS Unit"), each of which consists of a purchase contract component (each a "Purchase Contract") and a trust preferred security issued by HFI Trust I, a wholly-owned subsidiary of the Company. Each Purchase Contract obligates the holder to purchase, and the Company to sell, on May 18, 2004 (the "Settlement Date"), a certain number of Class A Shares equal to the Settlement Rate (as defined in the Purchase Contract Agreement, dated as of May 1, 2001 (the "Purchase Contract Agreement"), between the Company and BNY Midwest Trust Company, as the Purchase Contract Agent, a form of which is filed as Exhibit 4.10 to the Company's S-3/A filed on April 20, 2001 and is incorporated herein by reference).

                  Under the terms of the Purchase Contract Agreement, in the event that the Company merges with or into another company, the Settlement Rate is adjusted to provide that each holder of a Purchase Contract will receive on


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the Settlement Date, the kind and amount of securities, cash and other property receivable upon such merger (with out any interest, and without any right to dividends or distributions which have a record date prior to the Settlement
Date) by a holder of the number of Class A Shares issuable on account of each Purchase Contract if the Settlement Date had occurred immediately prior to the merger. As a result of the Merger, holders of Purchase Contracts are no longer obligated to, and will have no rights to, purchase Class A Shares under the Purchase Contract or any other equity security of the Company.

                  Furthermore, as a result of the Merger and pursuant to the terms of the Purchase Contract Agreement, holders of MEDS Units may elect to settle the Purchase Contract component thereof for cash at any time prior to 5:00 P.M. (New York City time) on December 19, 2001 (the "Early Settlement Date"). In accordance with the terms of the Purchase Contract Agreement, each holder is entitled to receive, as promptly as practical following the later to occur of (i) November 28, 2001 and (ii) the receipt from a holder of a Notice to Settle in Cash, an amount in cash equal to the consideration paid in the Merger times the number of Class A Shares such holder would have been entitled to purchase if the Settlement Date had occurred 23 trading days after the Merger, less the purchase price of $25.00 therefor. Specifically, each holder of a Purchase Contract is entitled to the following:

o If a holder elects to settle the Purchase Contract prior to the Early Settlement Date, the Settlement Date is deemed to occur 23 trading days after the Merger and the applicable market value of the Class A Shares, for purposes of determining the Settlement Rate, is deemed to be $53.05 (calculated pursuant to Section 5.01 of the Purchase Contract Agreement). Because this amount is in excess of $38.58 per Class A Share, each holder of a Purchase Contract would have been entitled to purchase 0.6480 Class A Shares under the Purchase Contract Agreement.

o Upon consummation of the Merger, each holder of a Purchase Contract is entitled to receive the Settlement Rate, as adjusted, of $34.83 ($53.75 x
     0.6480 shares) less the purchase price of $25.00.

                  Pursuant to the terms of the Purchase Contract Agreement, the Company has provided notice to holders of the MEDS Units of such holder's option to settle the Purchase Contract. The Company will pay to each holder electing to settle the Purchase Contract $9.83 in cash, i.e., the difference between the Settlement Rate of $34.83 and the purchase price of $25.00. Holders who do not elect to settle the Purchase Contract prior to the Early Settlement Date will receive $9.83 in cash on May 18, 2004.

                  Early settlement of the Purchase Contract component of the MEDS Units (a) will result in the release of the applicable trust preferred security as collateral for the obligations of the holder under such Purchase Contract pursuant to the terms of the Pledge Agreement, dated as of May 1, 2001, by and among the Company, Wells Fargo Bank Minnesota, N.A., as Securities Intermediary, and BNY Midwest Trust Company, on its own behalf and as attorney-in-fact for the holders of the MEDS Units; and (b) will result in the delisting from the New York Stock Exchange of the applicable MEDS Unit of which


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such Purchase Contract was a part. The Company does not presently intend to list the trust preferred securities on any national securities exchange and has no obligation to do so in the future.

















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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 14, 2001
                                HELLER FINANCIAL, INC.


                                By:      /s/ Nancy E. Barton
                                         -----------------------------------
                                Name:    Nancy E. Barton
                                Title:   Vice President



















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